UNIVERSAL DISPLAY CORPORATION
ANNUAL INCENTIVE PLAN
FOR SENIOR EXECUTIVES

Adopted by the Board of Directors on March 7, 2013
Approved by the Stockholders on June 20, 2013

UNIVERSAL DISPLAY CORPORATION
ANNUAL INCENTIVE PLAN

1.	Purpose

The purpose of the Universal Display Corporation Annual Incentive Plan for Senior Executives (the “Plan”) is to enhance the ability of Universal Display Corporation (the “Company”) to attract, reward and retain senior executive employees, to strengthen employee commitment to the Company's success and to align employee interests with those of the Company's stockholders by providing variable compensation, based on the achievement of performance objectives. To this end, the Plan provides a means of annually rewarding participants based on the performance of the Company and its business units and, where appropriate, on a participant's personal performance. The Plan is intended to meet the requirements for a “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended.

2.	Definitions

(a)“Award” shall mean an incentive award earned by a Participant under the Plan for any Performance Period.

(b)“Board” shall mean the Company's Board of Directors.

(c)“Code” shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto.

(d)“Committee” shall mean the Compensation Committee of the Board. The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code section 162(m) and related Treasury regulations.

(e)“Company” shall mean Universal Display Corporation and any successor corporation.

(f)“Effective Date” shall mean January 1, 2013, subject to approval of the Plan by the stockholders of the Company.

(g)“Participant” for any Performance Period, shall mean a senior executive employee of the Company or a subsidiary who is designated by the Committee to participate in the Plan.

(h)“Performance Goals” for any Performance Period, shall mean:

(i)The performance goals of the Company and its subsidiaries or one or more business units, as specified by the Committee, shall be based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: stock price, return on equity, assets under management, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share, price-earnings multiples, net income, operating income, revenues, working capital, accounts receivable, productivity, margin, net capital employed, return on assets, shareholder return, return on capital employed, increase in assets, operating expense, unit volume, sales, internal sales growth, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing.

(ii)To the extent applicable, the Committee, in determining whether and to what extent a Performance Goal has been achieved, shall use the information set forth in the Company's audited financial statements and other objectively determinable information. The Performance Goals established by the Committee may be (but need not be) different each Performance Period, and different Performance Goals may be applicable to different Participants.

(i)“Performance Period” shall mean the fiscal year of the Company or any other period months designated by the Committee with respect to which an Award may be earned.

(j)“Plan” shall mean this Universal Display Corporation Annual Incentive Plan for Senior Executives, as in effect from time to time.

3.Eligibility

All senior executive employees of the Company and its subsidiaries are eligible to participate in the Plan. The Committee shall designate which senior executive employees shall participate in the Plan for each Performance Period. In order to be eligible to receive an Award with respect to any Performance Period, an employee must be actively employed by the Company or a subsidiary on the payment date for the Award, except as provided in Section 7.

4.	Administration

(a)Committee Authority. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant's Award amount, to approve all Awards, to establish and calculate achievement of Performance Goals, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(b)Committee Determinations. By participating in the Plan, Participants acknowledge that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Participants. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including, the Participants and their respective beneficiaries.

5.Determination of Awards

(a)Target Awards and Performance Goals. As soon as practicable, but no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m), the Committee shall determine the senior executive employees who shall be Participants during that Performance Period, each Participant's target and maximum Award and the Performance Goals, all of which shall be set forth in the Committee's minutes or otherwise referenced or memorialized in writing. The Performance Goals may provide for differing amounts to be paid (e.g. threshold, target and maximum amounts) based on differing levels of performance. The Committee shall specify in detail how the financial calculations for the Performance Goals will be made, including what, if any, adjustments shall be made in the event of a change in corporate capitalization, corporate transaction, extraordinary event, change in applicable accounting rules or principles, or other event. The Committee shall establish a maximum dollar amount that may be paid to a Participant for the Performance Period. The Company shall notify each Participant of the Participant's target Award and the applicable Performance Goals for the Performance Period.

(b)Earning an Award. A Participant will earn an Award for a Performance Period based on the level of achievement of the Performance Goals; provided that the Committee may reduce (but not increase) an Award below the level determined based on the Performance Goals. A Participant will receive no Award if the level of achievement of Performance Goals is below the threshold required to earn an Award for the Performance Period, as specified by the Committee at the time the Performance Goals are established.

(c)Maximum Award Amount. The maximum Award payable to any Participant with respect to any calendar year shall not exceed $1,500,000.

(d)Section 162(m). Awards shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for “qualified performance‑based compensation” under Code section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. An Award that is designated as “qualified performance‑based compensation” under Code section 162(m) may not be awarded as an alternative to any other award that is not designated as “qualified performance‑based compensation,” but instead must be separate and apart from all other awards made. The Committee is authorized to reduce an Award for any Performance Period based upon its assessment of personal performance or other factors, but not to increase the Award beyond the amount determined based on achievement of the Performance Goals for that Participant. Any reduction of a Participant's Award shall not result in an increase in any other Participant's Award.

6.Payment of Awards

The Committee shall certify and announce the Awards that will be paid by the Company to each Participant as soon as practicable following the final determination of the Company's financial results for the relevant Performance Period. Subject to the provisions of Section 7, payment of the Awards certified by the Committee shall be made within 2½ months after the close of the Performance Period. Awards shall be paid in cash or in the form of Company stock or stock units or such other form as determined by the Committee. Any Company stock, stock units or other form of equity grant shall be issued under the Company's Equity Compensation Plan or a successor plan.

7.	Limitations on Rights to Payment of Awards

(a)Employment. No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains employed by the Company through the payment date for the Award, as determined by the Committee; provided, however, that (i) unless the Committee provides otherwise, if a Participant dies or incurs a long-term disability prior to the payment date, the Participant shall remain eligible to receive a pro-rated portion of any Award that would otherwise have been earned for the Performance Period, and (ii) the Committee may determine in other circumstances that if a Participant's employment with the Company terminates prior to the payment date, the Participant shall remain eligible to receive a pro-rated portion of any Award that would otherwise have been earned for the Performance Period. If payments are to be made under the Plan after a Participant's death, such payments shall be made to the personal representative of the Participant's estate.

(b)Leaves of Absence. If a Participant is on an authorized leave of absence during the Performance Period, the Participant may be eligible to receive a pro-rated portion of any Award that would otherwise have been earned, as determined by the Committee.

8.Change of Control

Unless the Committee determines otherwise, if a change of control or other transaction occurs prior to the end of a Performance Period, the Committee may take such actions as it deems appropriate with respect to Awards for the then current Performance Period, consistent with applicable law.

9.	Deferrals

Notwithstanding the foregoing, the Committee may permit a Participant to defer receipt of an Award that would otherwise be payable to the Participant. The Committee shall establish rules and procedures for any such deferrals, consistent with the applicable requirements of Code section 409A.

10.	Amendments

The Committee may at any time amend this Plan; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Code section 162(m). The Plan must be reapproved by the Company's shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan, if additional Awards are to be paid under the Plan and if required by section 162(m) of the Code.

11.	Termination

The Committee may terminate this Plan at any time. In the case of termination of the Plan, the Committee may take such actions as it deems appropriate with respect to Awards for the then current Performance Period, consistent with applicable law.

12.	Miscellaneous Provisions

(a)No Employment Right. This Plan is not a contract between the Company and any employee or Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any employee or any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee or to remove any individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

(b)No Assignment. A Participant's right and interest under the Plan may not be assigned or transferred, except upon death as provided in Section 7 of the Plan, and any attempted assignment or transfer shall be null and void.

(c)Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d)Obligations to the Company. If a Participant becomes entitled to payment of an Award under the Plan, and if at such time the Participant has outstanding any debt, obligation or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the Award otherwise distributable. Any determination under this Section 12(d) shall be made by the Committee in its sole discretion.

(e)Withholding Taxes. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or his or her personal representative pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

(f)Stockholder Approval. Notwithstanding any provision of the Plan to the contrary, all Awards will be made contingent upon, and subject to, stockholder approval of the Plan at the 2013 annual stockholders' meeting.

(g)Compliance with Law. It is the intent of the Company that the Plan and Awards under the Plan comply with the applicable provisions of Code section 162(m) and that Awards qualify for the “short-term deferral” exception to Code section 409A. To the extent that any legal requirement of Code section 162(m) or 409A as set forth in the Plan ceases to be required under Code section 162(m) or 409A, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.

(h)Policies. This Plan and Awards under this Plan shall be subject to any applicable clawback or recoupment policy adopted by the Board.

(i)Governing Law. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

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